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                          EXHIBIT NO. 6.12

               CO-MARKETING AGREEMENT BETWEEN INTEGRATED
            SYSTEMS INTERNATIONAL, INC. AND ACCESS POWER, INC.
                        DATED APRIL 28, 2000.




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           ACCESS POWER, INC. & INTEGRATED SYSTEMS INTERNATIONAL, INC.
                             CO-MARKETING AGREEMENT

THIS AGREEMENT is made as of this 28th day of April 2000, by and between

ACCESS POWER, INC., a Florida corporation located at 10033 Sawgrass Drive West, suite 100, Ponte Vedra Beach, Florida 32082 ("Access Power"); and

INTEGRATED SYSTEMS INTERNATIONAL, Inc., located at 570 Lexington Ave. 45 Fl, New York, New York 10022 (Integrated Systems).

         WHEREAS, Access Power sells certain Internet Telephony services and products, including those listed in Exhibit A (this Agreement pertains only to products and/or services as listed in Exhibit A and not to any other products and/or services provided by Access Power); and

         WHEREAS, Integrated Systems sells and distributes proprietary internet related software, including those listed in Exhibit B and desires to be compensated for Revenue Collected from customers generated directly from this agreement on behalf of Access Power; and

         WHEREAS, Access Power and Integrated Systems desires to expand and strengthen the Internet, communications, and multimedia related businesses of both companies,

         NOW, THEREFORE, the parties hereto agree as follows:

1.       DEFINITIONS

         AGREEMENT - unless otherwise clearly stated herein, refers to this co-marketing Agreement.

         ACCESS POWER CUSTOMER(S) - As used herein, this means any customer of Access Power who signed up for service having been referred to Access Power via Integrated Systems through either a web link from the Integrated Systems software or another agreed upon, in writing, referral mechanism.

         REVENUE COLLECTED - Any amounts which Access Power collects for products sold and/or services delivered (as specified in Exhibit A) to Access Power Customers.

2.       INTEGRATED SYSTEMS SERVICES

         Integrated Systems shall be responsible for their proprietary software listed in Exhibit B and the marketing and distribution of such software. Integrated Systems will include the Free Net.Caller service in all approved software distributions, allow for automatic registration of service, and promote other Net.Caller services. The software in Exhibit B may also change from time to time based upon written agreements between Access Power and Integrated Systems.

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         Integrated Systems can place advertisements within their software to promote Access Power products and services. Integrated Systems shall either use website-advertising materials prepared by Access Power or advertising materials, which have been approved for use by Access Power.

         Access Power will not be required to service Integrated Systems customers concerning Integrated Systems software.

3.       ACCESS POWER SERVICES

         Access Power will identify and track customers who were referred to Access Power by Integrated Systems, and provide commissions to Integrated Systems as a result of purchases by such customers in accordance with the commission schedule which is attached as Exhibit A. Exhibit A may change from time to time with the introduction of additional Access Power products and/or services. The commission amounts in Exhibit A may also change from time to time based upon written agreements between Access Power and Integrated Systems.

         Access Power shall maintain adequate facilities to provide after sale service to the purchasers of the products and services sold. Integrated Systems will not be required to service Access Power customers concerning their Access Power purchases.

4.       TERM

         The initial term of this Agreement shall be for one year beginning on the date first written above. It shall renew automatically for consecutive one-year periods for as long as neither party provides notice of non-renewal to the other party at least 30 days prior to the anniversary date of the Agreement.

5.       TERMINATION

         Either party may cancel this Agreement for any reason upon 60 days written notice to the other party.

         In the event Integrated Systems cancels the Agreement, their rights to receive payments hereunder are terminated ninety (90) days after the date established by its cancellation notice.

         In the event Access Power cancels the Agreement, Integrated Systems will continue to receive commission payments in accordance with the terms of this Agreement until what would have been the next automatic renewal date.

         Upon termination of the agreement, each party shall cease to use any trade names, trademarks, or promotional items provided by the other party. In addition, Integrated Systems shall cease all of its marketing activities for Access Power products and services, unless otherwise agreed upon in writing.

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6.       COMPENSATION

         Access Power will pay Integrated Systems commissions, in accordance with exhibit A, by the 20th of each month in an amount determined based upon Revenue Collected for the prior month.

         All references herein to dollars, cents, costs, or monetary amounts shall be in U.S. Currency.

7.       ADVERTISING AND TRADEMARKS

         Neither party shall contest the other party's trademarks or trade names or do anything that would jeopardize or diminish their value or the owning party's rights thereto, including the registration of any trademark or trade name that is confusingly similar to or otherwise incorporate the other party's trademarks or trade names.

         Integrated Systems is authorized by Access Power, during the term of this Agreement, to use trademarks, trade names, logos and designations that Access Power uses for products and services to identify such products and services in connection with Integrated Systems advertisement and promotion of such products and services.

         Integrated Systems gains no rights or ownership in and shall take all reasonable steps to protect the trademarks and other intellectual property rights of Access Power.

         Access Power gains no rights or ownership in and shall take all reasonable steps to protect the trademarks and other intellectual property rights of Integrated Systems.

8.       PRODUCTS AND SERVICES AVAILABILITY AND PRICING

         Access Power may make such changes in the design, production, content and/or pricing of the products and services as Access Power decides. Access Power, at any time, may remove a product and/or service from availability for further purchase. Access Power will provide notice to Integrated Systems of any change in availability of products and/or services.

         Access Power and Integrated Systems may from time to time agree, in a signed, written agreement, to certain promotional arrangements providing Access Power Customers with unique pricing in terms of products and/or services.

9.       CONFIDENTIALITY

         Integrated Systems and Access Power recognizes and agrees that the terms of this Agreement and any information furnished by Integrated Systems or Access Power under this Agreement, with the exception of information previously disclosed to the public, shall be considered confidential and shall not be used for competitive purposes, nor disclosed to third parties by Integrated Systems, except to the extent that: (a) such information is required to be disclosed in carrying out this

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         Agreement; or (b) is required to be disclosed to appropriate governmental or regulatory authorities or in a judicial proceeding.

10.      DISPUTE RESOLUTION

         Any disputes arising out of this Agreement shall be arbitrated under the rules established by the American Arbitration Association before a single arbiter. The decision of the arbiter shall be final and may be entered as a judgment by either party in any competent court of law.

11.      PROPRIETARY INFORMATION

         The Free Net.Caller service includes the use of client software (Software). This Software contains proprietary technology. No ownership or title to the Software is granted to Integrated Systems or the customers thereof. The software shall at all times be distributed in a manner that includes the Software License Agreement and each user of the software must agree to its terms. Under no circumstances is this Agreement to be interpreted as a sale or rental of the software. In addition, Integrated Systems agrees not to sell, use or market in any way the Software to incur revenue.

12.      INDEMNIFICATION AND WARRANTIES

         Each party agrees to conduct business in a manner that reflects favorably at all times on products, services and the good name, good will and reputation of the other party and avoid activities or practices which are or might be detrimental to such party.

         Integrated Systems agrees to indemnify Access Power (including paying all reasonable attorneys fees and costs of litigation) against and hold Access Power harmless from any and all claims by another party resulting from Integrated Systems acts, omissions or misrepresentations, regardless of the form of action.

         Access Power agrees to indemnify Integrated Systems (including paying all reasonable attorneys fees and costs of litigation) against and hold Integrated Systems harmless from any and all claims by another party resulting from Access Power's acts, omissions or misrepresentations, regardless of the form of action.

         Each party agrees to indemnify the other party against any and all claims by it for incidental, consequential, indirect, or special damages of any nature, including, without limitation, lost business profits or opportunities.

         Neither party shall be liable to the other for damages caused which result from events beyond its control, including, but not limited to, governmental order or regulation (unless such event occurs as a result of an actions of such party or subsidiaries), war, terrorism, inability to acquire or access third party services, fire, flood, earthquake, hurricane, or tornado.

         Access Power makes no warranties or representations as to the performance of the products or services to Integrated Systems or to any other person. To the extent

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         permitted by applicable law, all implied warranties are hereby excluded by Access Power.

13.      NOTICES

         Except as otherwise provided in this Agreement, all notices required under this Agreement shall be sent by certified or registered mail, overnight courier, or hand delivery, and shall be addressed as specified below:


             IF TO ACCESS POWER               IF TO INTEGRATED SYSTEMS INTERNATIONAL

             Access Power                     Integrated Systems International
             Suite 100                        570 Lexington Ave, 45 Fl
             10033 Sawgrass Drive West        New York
             Ponte Vedra Beach, FL 32082      New York 10022
             Attn: Chief Operating Officer    Attn: Terrence Tierney


         Changes in these addresses shall be valid if notice of such change is given in writing to the other parties pursuant to this paragraph.

14.      GENERAL PROVISIONS

         This Agreement, inclusive of the Exhibit(s) hereto and any document(s) incorporated by specific reference, constitutes the entire Agreement between the parties as to the subject matter hereof. No amendment or modification of this Agreement will be valid unless set forth in writing referencing this Agreement and executed by an authorized representative of each party.

         In the event that any provision of this Agreement is held unenforceable by a court or tribunal of competent jurisdiction, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

         The failure by either party on any occasion to enforce any provision of this Agreement will in no way prevent the enforcement of that provision or any provision on any future occasion.

         Nothing contained herein shall be deemed to constitute a partnership, agency, joint venture or employer/employee relationship between the parties hereto, and the common enterprise of the parties shall be limited to the express provisions of this Agreement.

         Neither party is authorized or empowered to create any contract or obligation on behalf of, binding upon, or in the name of the other party, unless the other party specifically consents thereto in writing.

         Neither party shall transfer or assign this Agreement or any part hereof without the other party's prior written consent.

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year below written.

ACCESS POWER                                 INTEGRATED SYSTEMS INTERNATIONAL

/s/ Douglas Bottomley
--------------------------------             ---------------------------------
Douglas Bottomley, Senior Vice President     Tierrence Tierney, President

     4/28/00
--------------------------------             ---------------------------------
Date                                         Date





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           ACCESS POWER, INC. & INTEGRATED SYSTEMS INTERNATIONAL, INC.
                             CO-MARKETING AGREEMENT

                                    EXHIBIT A
                        COMMISSION COMPENSATION SCHEDULE

                              Dated: April 28, 2000

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Net.Caller Services:
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Free 25 minute Net.Caller                             0% of Revenue Collected
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
Net.Caller, North American Plan and          10% of Monthly Revenue Collected between $1 and
Net.Caller European Plus                                    $499,999

                                               12% of Monthly Revenue Collected between
                                                      $500,000 and $999,999

                                                14% of Monthly Revenue Collected between
                                                        $1,000,000 and $1,999,999

                                                 15% of Monthly Revenue Collected over
                                                               $2,000,000
---------------------------------------------------------------------------------------------

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         This exhibit is an attachment to the Access Power & Integrated Systems
         Co-marketing Agreement dated April 28 2000.

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                                    EXHIBIT B

                    Integrated System Software / Applications

                              Dated: April 28, 2000

                    ------------------------------------------
                     SOFTWARE:
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                     ISys Web Console Interface
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         This exhibit is an attachment to the Access Power & Integrated Systems
         Co-marketing Agreement dated April 28, 2000.




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